UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 11, 2006
(Date of earliest event reported)

UAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007
(Address of principal executive offices)

(847) 700-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 11, 2006, Douglas A. Hacker, Executive Vice President of UAL Corporation (the "Company") and United Air Lines, Inc. ("United"), entered into an Agreement, dated as of May 1, 2006 (the "Agreement"), with the Company and United in which he terminates his full time employment as an executive officer of the Company and United. Mr. Hacker will continue to be employed by United and perform services by being on call until the earlier of October 31, 2010 or the termination of his employment under the Agreement.

From the May 1, 2006 (the "Effective Date") until November 1, 2006, Mr. Hacker will not be paid any salary but will be paid his accrued but unused vacation as of the Effective Date, at a rate of $8,558 per month for a period of six months. Commencing November 1, 2006 until October 30, 2008, Mr. Hacker will be paid a monthly salary of $43,500, amounts he was previously entitled to under the UAL Corporation Executive Severance Policy (filed as Exhibit 10.8 to the Company's Form 10-K for the year ended December 31, 2005 (the "2005 10-K")). Beginning October 1, 2008 until October 31, 2010, he will be paid a monthly salary of $1,000.

United will pay Mr. Hacker the amount of $2,100,000 for his services in connection with the sale of the Company's subsidiary, MyPoints.com, Inc. This MyPoints payment shall be made in a single lump sum amount on November 1, 2006. In addition, Mr. Hacker will be entitled to payments under the Success Sharing Plan ("SSP") for 2006 until the Effective Date at the rate for Executive Vice Presidents, provided quarterly goals under the SSP are achieved. Subject to the above, Mr. Hacker will not be eligible for any payment under the Company's Performance Incentive Plan, SSP or any successor plans, including the Company's Management Equity Incentive Plan. In lieu of participation in any SSP or successor plans, United will make 24 monthly payments to Mr. Hacker in the amount of $24,360 commencing November 1, 2006 and ending October 31, 2008, and pay him a monthly payment of $560, commencing November 1, 2008 and ending October 31, 2010.

In addition, under the Agreement, Mr. Hacker agreed to withdraw and dismiss with prejudice any and all claims filed by him against the Company and United in the bankruptcy proceedings; provided that Mr. Hacker will retain his claim relating to his nonqualified Supplemental Retirement Benefits (computed on the basis as filed on his behalf by United).

Under the terms of the Agreement, he will also receive officer travel benefits through the term of the Agreement at which time he would receive the same travel benefits as other officers retiring at that time.

Item 9.01		Financial Statements and Exhibits.

(c)	Exhibits	Description

	10.1	Letter Agreement, dated as of May 1, 2006, between UAL Corporation, United Air Lines, Inc. and Douglas A. Hacker

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAL CORPORATION

By:	/s/ Paul R. Lovejoy
Name:	Paul R. Lovejoy
Title:	Senior Vice President,
General Counsel and Secretary
Dated:  April 14, 2006